Exhibit 10.42

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Primary Supplier Distribution Agreement

(WOC Southeast Holding Corp.)

This Primary Supplier Distribution Agreement (this “Agreement”) is entered into on effective as of January 1, 2016 and is between (a) Core-Mark International, Inc. Delaware corporation on behalf of itself and its subsidiaries (collectively “Supplier” and (b) WOC Southeast Holding Corp. a Delaware corporation (“Customer”).

Supplier regularly supplies goods and services to convenience stores for resale. Customer is a convenience store operator that desires to purchase from Supplier goods and services for resale in its various convenience stores.

Supplier also supplies goods and services to Customer’s affiliates GPM Southeast, LLC, and GPM Midwest, LLC (collectively, the “Affiliate”) under a separate distribution agreement dated as of the date hereof.

The parties therefore agree as follows:

1.	Term.

The initial term of this Agreement is for a [***] period commencing on January 1, 2016 and ending [***]; provided, however, that this Agreement shall renew automatically for a successive one year period unless one of the parties provides notice of termination to the other party at least 30 days prior to expiration of the initial term, or any renewal term thereof. During the term of this Agreement, Customer may cancel this Agreement [***]. The initial term and any renewal terms provided for in this Paragraph 1 are referred to herein as the “Term.”

2.	Sale and Delivery of Products.

During the Term of this Agreement, Customer shall purchase from Supplier such products and services Customer requires for resale in the normal course of operating its business and as mutually agreed upon between Supplier and Customer (the “Products”). Supplier shall deliver the quantity and kind of Products ordered by Customer, or its agents and employees, to the extent available out of its inventory, at the specified mark-ups, fees and prices as set forth in the Non Cigarette Markup “Exhibit A” and Cigarette Pricing “Exhibit B” attached to this Agreement. The mark-ups, fees and prices are subject to change upon the mutual consent of Supplier and Customer; provided, however, that list prices of cigarettes are subject to change without notice pursuant to manufacturer price increases or alterations in manufacturer marketing programs.

3.	Private Label and Proprietary Products.

During the Term of this Agreement, if Customer shall purchase from Supplier any proprietary products and/or private label products bearing Customer’s trade name, logo or insignia in such types, sizes and classes that Customer shall require for resale or items bought exclusively for the Customer (“Custom Products”) and the manufacturer of any Custom Products from which Supplier

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sources such products requires that a minimum quantity of products be purchased, then to the extent the minimum quantity exceeds the quantity ordered by Customer, Supplier shall procure the minimum quantity of the particular Custom Product and Customer shall purchase such minimum quantity from Supplier provided that Supplier informs Customer that the minimum order quantity exceeds the order amount prior to placing order. Supplier may raise the up-charges on Custom Products when Customer is unable to accept for delivery such minimum quantity or because of inventory turns on such Custom Products, Supplier must retain such Custom Product in inventory.

In the event of an early termination of this Agreement or its termination at the end of its Term, Supplier shall deliver to Customer within 10 days from the date of such termination all Custom Products remaining in Supplier’s inventory and Customer shall accept and pay for the Custom Products in accordance with the terms of this Agreement.

Regarding limited time offers (LTOs), Supplier will deliver to Customer within 10 days from promotion end date, any promotional items remaining in Supplier’s inventory and Customer shall accept and pay for the Promotional Products in accordance with the terms of this Agreement.

4.	Orders.

Customer, or its agents and employees, using commercially reasonable means of communication, shall place weekly orders for Products and Custom Products, if any, from Supplier (each an “Order”) and upon actual receipt of any such Order, Supplier shall deliver the Products and Custom Products so ordered to each Customer store location at such day and time of week all as set forth by a mutually agreed upon Delivery Schedule, “Exhibit C.” Customer and Supplier may amend the Delivery Schedule at any time by mutual consent and Supplier may amend the Delivery Schedule, in its reasonable discretion, at any time consistent with seasonal fluctuations in its deliveries or for other reasons, provided that such changes are made on not less than two (2) weeks notification and do not materially impair Customer’s ability to do business. Customer and Supplier may also arrange for special deliveries, if necessary, upon the parties’ mutual consent.

5.	Payment.

Upon delivery at each Customer store location, Supplier will provide to Customer employee or agent an invoice showing the amount owed to Supplier by Customer for such Order (the “Invoice”). Customer shall pay for the Products and Custom Products actually delivered by ACH [***].

Supplier reserves the right to alter or restrict the above terms of payment or to require payment prior to the scheduled delivery time if, in Supplier’s sole discretion, Customer’s financial condition has materially deteriorated or other circumstances do not reasonably warrant delivery on the terms originally specified in the Delivery Schedule, “Exhibit C.” Supplier agrees that any changes in terms will not be made unreasonably. Supplier shall give Customer reasonable notice before such changes to any payment or delivery terms are made due to the foregoing reasons.

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6.	Allowances.

A.	Annual Marketing Allowance.

As an additional consideration for Customer to use Supplier as its exclusive supplier to the stores listed on Exhibit C hereto (as the same may be amended from time to time) of all core categories including food service during the term of this Agreement, Supplier shall pay to Customer an annual marketing allowance (the “Marketing Allowance”).

The Marketing Allowance will be based on 162 stores. Customer shall be paid quarterly at a rate equal to [***] per store for a total annual estimated Marketing Allowance to Customer of [***].

If new stores are opened or if existing stores are closed, Supplier will pay to Customer a prorated amount of the Marketing Allowance based on the number of full months the stores operated within the quarter.

B.	Patronage Allowance.

An allowance (the “Patronage Allowance”) will be paid to help support marketing programs of Supplier products in Customer stores. The Patronage Allowance is in addition to the Marketing Allowance.

The Patronage Allowance will be based on 162 stores. Customer shall be paid quarterly at a rate equal to [***] per store for a total annual Patronage Allowance to Customer of [***].

If new stores are opened or if existing stores are closed, Supplier will pay to Customer a prorated amount based on the number of full months the stores operated within the quarter.

C.	New Store Acquisition Incentive

If during the Term of this Agreement, the Customer acquires stores, Supplier shall pay Customer a Store Acquisition Incentive (“SAI”) for each store acquired equal to [***], provided that Supplier continues to service the store for the duration of the then current term of the Agreement (i.e. the initial term or renewal term, as applicable). The SAI will be paid to the Customer within 10 days of the first Supplier delivery to the acquired store. If the new store which receives a SAI is not served for the duration of the then current term, a prorated portion of the SAI received for such store will be refunded to Supplier. The SAI is separate from the Marketing Allowance, Patronage Allowance and any other additional allowances or marketing funds that are provided to the Customer by Supplier and once the new store is acquired, such store will be eligible for the Marketing Allowance and Patronage Allowance and all other allowances or marketing funds that are provided to the Customer by Supplier.

D.	[***]

E.	Prorations.

This Section 6 will survive any termination or expiration of this Agreement or the parties Customer- Supplier relationship. Upon termination of this Agreement for any reason, other than due to breach by Customer, Supplier shall pay Customer the prorata portion of all amount due under this Section 6 for the most recent quarter then ended, if such payment has not been made prior to the date of termination and for the quarter in which the termination occurs.

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7.	Trade Rebates, Discounts & Allowances.

All manufacturer retail rebates, discounts, and allowances will be passed onto the Customer during the stated dates per the manufacturer.

Supplier pricing to Customer is predicated upon manufacturers continuing to provide Supplier with current marketing programs, payment terms and discounts. Should Cigarette and/or Non Cigarette manufacturers change marketing programs, payment terms and/or terms discount, or in any other way increase net cost to Supplier, the impact of such manufacturer changes will result in negotiations between Supplier and Customer to determine appropriate price changes needed to compensate Supplier for such manufacturer changes.

8.	Significant Change.

If the number of stores the Customer and the Affiliate collectively operate and which are serviced by Supplier changes by 40% or more then the parties shall have the right to renegotiate the terms of this Agreement. If either party invokes their right to renegotiate the terms of this Agreement by notifying the other party and the parties, after negotiating in good faith, fail to agree upon new terms, then this Agreement may be terminated by either party immediately upon 30 days written notice to the other party.

9.	Cigarette Pricing.

Cigarette Rebates

Any cigarette discounts will be based on manufacture list price at a rate of [***] cents per carton Premium carton and [***] cents on all discount cartons. Specific brands that do not have normal manufacture programs are not included in any discounts. Please see “Exhibit B.”

Due to state mandated fair-trade laws on cigarettes, the cigarette rebates will apply only to non-fair trade states

The delivered cost of cigarettes does not include any discounts due to manufacturer’s payment terms. The delivered cost does reflect any manufacturer’s invoice allowances, as outlined in “Exhibit B.” Manufacturer invoice allowances are subject to change, at any time, by the manufacturer.

Cigarette discounts will be deducted from ACH statement.

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In the event of a change in manufacturer list price, state or local tax rates or manufacturer program funds (e.g. payment discounts, taxes, or manufacturer/distributor program funds), Supplier will adjust the cigarette price accordingly. When available, [***]. Price changes can only be the amount of the manufacturer price increase, unless a change in the manufacturer program to the wholesaler results in a negative or positive financial impact, e.g. terms change or wholesale program change. Also, any government imposed tax or fees would be included.

10.	Terms Equalization

Supplier pricing assumes a minimum of [***] received from manufacturers. If a manufacturer provides terms less than [***] to CMDI, CMDI will impute the difference to cost of goods before a markup added.

11.	Non-Cigarette Price Protection.

Supplier will provide Customer a minimum of 14 calendar day notification via email reports for all price changes on non-cigarette products. This information will be sent as it is received by the manufacturers and will list item description, old cost, new cost and current retail if applicable. Market priced items such as produce, chicken, milk, etc., change weekly, therefore Supplier cannot provide advance price change notification, [***].

12.	Non-Cigarette Pricing, Policies, and Programs.

a)	Non-cigarette up charges are defined in the attached “Exhibit A””

b)	Minimum Product Shelf life policies and procedures are governed by the attached “Exhibit F.”

c)

For products not covered under the standard credit policy, we have created a Grocery salvage outlet to assist customers with the removal on non-saleable product. “Exhibit E” is attached and is only intended for annual store resets and new store acquisitions.

d)

Some cooler products (i.e. sandwiches, meats, etc.) that are agreed to by both parties, will be guaranteed at a rate of [***] of cost, but must maintain a minimum sell-through rate of [***]. In the event the [***] sell through threshold is not met, the guarantee rate will be reduced to [***] the next quarter forward.

13.	Fee-Based Services.

a)	Second Deliveries
i.

[***] of the stores will receive second deliveries with no additional delivery fee. Anything above [***] of stores require a minimum purchase of [***] per week in non-tobacco product, and [***] cartons of cigarettes per week to qualify for a second delivery at no additional fee and such qualifying stores will not count toward such [***] calculation. Stores (outside of the [***]) requesting a second delivery with purchases less than this amount will be charged [***] per week (or [***] per delivery).

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b)

Fuel Surcharge – A fuel surcharge for each delivery will be calculated monthly based upon average weekly diesel costs one month in arrears as provided by the U.S. Energy Information Administration website for the Lower Atlantic region (PADD1C). The surcharge calculation is based upon a diesel base cost per gallon of $2.50 and the surcharge rate is [***]. For illustration purposes, for a given month where the average weekly diesel costs for PADD1C is [***] for December 2014, the surcharge would be [***] for February ([***]).

c)

Tote & Crate Returns Totes and crates (dairy) are detailed on our Driver’s load list. An inbound and outbound count will be verified and signed for by the store employee and driver at the completion of the delivery. This is a memo billing process at the time of delivery. Reports will be run at month end and any serious out of balance will be brought forward with the attempt to collect the actual totes or crates. Store will be billed [***] per tote or crate if the out of balance remains.

d)	Heavy Beverage Fee of [***] per case will be assessed on all retail beverages under $5.

e)	Split each fees – [***] in addition to category mark up for single pick items.

f)	[***]

14.	Merchandising & Reset Assistance

Annual store resets will be facilitated by Supplier for all Customer locations to include: plan-o-gram development and support, remerchandising supplied product, tagging stores, credit of old and deleted product within policy, coordination of and the distribution of new items.

15.	Import Program

Supplier will continue to support the Customer’s import program at a rate of [***] cents per cube. Please see example below.

[***]

Product over 50 pounds per unit are excluded from this option and would need special consideration. Customer import items will be shipped to one Supplier location and transferred to other Supplier locations at no charge to Customer.

16.	Account Management.

Customer will be assigned two (2) Account Managers; one that will work with Category Managers and Operations team on business building programs, and the other Account Manager will handle pricing, new items, invoicing, credits, etc. Both of these positions would work full time out of a Customer office.

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The Account Managers are assigned to facilitate the interaction between the two companies to include the following responsibilities:

•	Maintenance of authorized Product inventory files

•	Customer price book coordination with Supplier distribution center management system

•	Maintain and update Customer profiles affecting product selection, retails and pricing

•	Communication and coordination of all promotions from all Supplier distribution centers

•	New item and/or new program communication to all Supplier distribution centers

•	Monitoring Customer inventories and on-time deliveries

•	Running Customer reports or vendor reports

•	Communication of new and replacement products

•	Respond to inquiries from Customer category managers

•	Arranging for periodic store and warehouse tours for Supplier and Customer management

•	Liaison between the Customer and all Supplier divisions

•	Assists Customer with business reviews, presentations and special projects

•	Perform additional duties as assigned

The Account Managers will report directly to the Director of National Accounts at Core-Mark corporate but will use the Carolina division as the “home” division and maintain office space at the designated Customer corporate office as mutually agreed.

Each servicing division will be responsible for the day to day operational performances and issues will be handled accordingly. Each division is decentralized to handle their own respective Customer service calls from stores serviced. Account Manager can coordinate any division specific Customer needs as required.

17.	Credit Policy.

The attached Credit Policy, “Exhibit D” governs standard credit policies and procedures unless exceptions are noted in the Salvage Program, “Exhibit E” or Minimum Shelf Life, “Exhibit F.” Additionally, the restocking fee for cigarettes will be [***] per carton as long as the manufacturer and government regulations allow for such returns and cartons are in good, re-saleable condition.

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18.	Confidentiality.

In connection with this Agreement and otherwise in the business relationship between the parties, the parties will disclose to each other certain confidential and proprietary information (the “Confidential Information”). Confidential Information shall include, but not be limited to, the terms of this Agreement, all data, materials, products, technology, computer programs, specifications, manuals, business plans, software, marketing plans, financial information, item mix, sales data, marketing plans, upcoming promotions and sweepstakes financial results and potential acquisitions to be made by GPM and other information disclosed or submitted, orally, in writing, or by any other media, by either party or its employees, affiliates, or related entities.

The parties hereto agree that the Confidential Information is to be considered confidential and proprietary and shall hold the same in strict confidence, shall not use the Confidential Information other than for the purposes of its business with one another, and shall disclose it only to its officers, directors, or employees with a specific need to have such information. The parties hereto will not disclose, publish or otherwise reveal any of the Confidential Information to any party except (i) with the specific prior written authorization of the other party, (ii) as required by applicable law or stock exchange requirement, or (iii) as required in connection with any judicial process or order or any investigation or inquiry of a governmental entity (provided that prior to any disclosure pursuant to this clause (iii), the party proposing to make the disclosure shall, to the extent legally permissible, give the other party hereto prior notice so that such party can seek an appropriate protective order with respect to such Confidential Information). This Section 18 will survive any termination or expiration of this Agreement or the parties Customer- Supplier relationship.

19.	Audits.

Upon Customer’s written request, Supplier will allow Customer to examine Supplier’s records that support the prices Supplier charged Customer for Products. These audits may not occur more than once every 12 months, may not interfere with Supplier’s year-end accounting procedures, and will occur at Supplier’s offices during regular business hours. Customer agrees to give Supplier thirty (30) days advance written notice of each audit. Audit procedures will be based on mutually agreed upon and statistically sound sample sizes that cross all Product categories provided by Supplier; provided that if Customer finds any issues, the sample size may be increased. Findings will only be applicable to the audit period under review. Supplier and Customer will bear their own costs (including costs of consultants) related to these reviews.

The parties shall work together and use commercially reasonable efforts to conclude each such audit review within sixty (60) days.

Any specific billing errors found through the audit review will be corrected within thirty (30) days. Supplier and Customer will settle all billing errors based on actual billing errors only.

This Section 19 will survive any termination or expiration of this Agreement or the parties Customer- Supplier relationship.

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20.	Miscellaneous.

(a) Standard Terms and Conditions. This Agreement and each Order and Invoice is subject to the Standard Terms and Conditions attached hereto, and the parties hereby expressly incorporate those terms by reference.

(b) Entire Agreement; Severability. This Agreement, the standard terms and conditions and any schedules attached hereto or thereto or any other documents incorporated herein or therein by reference (the “Documents”) constitute a complete agreement, incorporating all prior promises, agreements, representations, or warranties. No agreement or other understanding in any way changing or adding to the Documents shall be binding upon either party unless in writing and signed by an authorized representative of each of the parties and formally expressed as constituting an amendment to the Documents. Any provision in the Documents prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of the Documents. This Agreement shall control in the event of any conflicts between the Documents.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written.

CORE-MARK INTERNATIONAL, INC.

Witness:	/s/ [Illegible]	By:	/s/ Mark Davenport
Mark Davenport
Division President

WOC SOUTHEAST HOLDING CORP.

Witness:	/s/ [Illegible]	By:	/s/ Arie Kotler
Arie Kotler
Chief Executive Officer

Witness:	/s/ Phyllis Stinson	By:	/s/ Chris Giacobone
Chris Giacobone
Chief Operating Officer

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STANDARD TERMS & CONDITIONS

Capitalized terms used herein and otherwise not defined shall have the meaning ascribed to them in the Master Sales Agreement.

Delivery, Passing of Title, and Risk of Loss: Supplier shall use commercially reasonable efforts to deliver the Products and Custom Products to the location designated by Customer each week on the day and time set forth in the Delivery Schedule, as amended from time to time, with the delivery to occur within one (1) hour of such day and time. If delivery of the Products is expected to be delayed more than one (1) hour beyond the scheduled delivery day and time, Supplier shall use reasonable efforts to notify Customer of the delay, by any practical means of communication.

Title to the Products and risk of loss shall pass to Customer once the Customer accepts the Products in accordance with the “Acceptance and Inspection” paragraph below.

Acceptance and Inspection: Customer shall have the right to make visual inspection of the Products upon delivery in accordance with Supplier’s check-in policy, the terms of which are incorporated herein by reference (the “Check-In Procedures”). Customer shall notify Supplier of any defects, damages, or non-conformities in the Products in accordance with the Check-In Procedures. Any Products not rejected as defective, damaged or non-conforming in accordance with the Check-In Procedures shall be deemed accepted and in full compliance with Supplier’s obligations. Any attempted or actual revocation of acceptance by Customer of any Product for any reason after acceptance as provided in this Section shall be considered a failure by Customer to perform its obligations hereunder.

Insolvency of Customer or Supplier. If either the Customer or Supplier files a petition in bankruptcy, makes an assignment for the benefit of creditors, is subject to the appointment of a receiver, or is otherwise insolvent (“Insolvent Party”), which determination of insolvency shall be made by the other party in such party’s reasonable discretion, then such other party may terminate the Master Sales Agreement upon written notice to the Insolvent Party and Supplier may refuse to make further deliveries to Customer if Customer is the Insolvent Party, or Customer may refuse to continue to order Products from Supplier if Supplier is the Insolvent Party and, in either case, shall have no liability to the Insolvent Party for such refusal.

Terms of Payment and Collection: If the Customer fails to pay in full for the Products as agreed, except for disputed items, within the agreed-upon time period, then Customer shall pay interest on any unpaid Invoice amount at the Prime rate plus five percent per annum (5%) from the invoice date to the date of payment. In addition, Supplier may, in its sole discretion, suspend delivery of all Products and Custom Products for such time that any undisputed invoice remains unpaid. If Supplier employs an attorney for collection of any amount due by Customer and Supplier prevails in such collection action, then Customer shall be liable for Supplier’s reasonable attorney fees for collection.

Force Majeure: Supplier shall not be liable for any delay or failure of performance due to strikes, lockouts or other labor disputes; fires; acts of God; or other causes beyond Supplier’s reasonable control.

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Insurance: For the Term of the Agreement, Supplier shall maintain insurance as follows:

a. Worker’s compensation insurance meeting at least statutory minimums and including employer’s liability insurance, in an amount of not less than $1,000,000; commercial general liability insurance (covering auto, bodily injury and property damage), in an amount of not less than $1,000,000; and an umbrella liability policy in an amount not less than $3,000,000 in excess of primary insurance, in each case with insurers reasonably acceptable to Customer.

b. “GPM INVESTMENTS, LLC, ITS OFFICERS, MEMBERS, MANAGERS AND ALL SUCCESSORS, ASSIGNEES, SUBSIDIARIES AND AFFILIATES AND ALL PARTIES WHOM THEY ARE REQUIRED TO INDEMNIFY BY WRITTEN CONTRACT” shall be listed as additional insured under Supplier’s commercial general liability policy. Supplier shall forward a certificate of insurance verifying such insurance and naming Customer as additional insured upon execution of this Agreement and at any other time upon the Customer’s written request. Such certificate shall indicate that such insurance policies may not be cancelled before the expiration of a thirty (30) day notification period and that the Customer will be immediately notified in writing of any such notice of termination.

Warranty: Supplier makes no warranty of any kind on the Products sold to Customer. To the extent permissible by Supplier’s contracts with its suppliers, Supplier passes such warranty to Customer without Supplier’s liability for such warranty.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, THE PRODUCTS ARE SOLD ON AN “AS IS” BASIS. SUPPLIER HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT. CUSTOMER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTY SET FORTH IN THIS SECTION. NOTWITHSTANDING THE FOREGOING, SUPPLIER WARRANTS THAT THE PRODUCTS SHALL BE FREE FROM DEFECT CAUSED BY THE WILLFUL MISCONDUCT OR NEGLIGENCE OF SUPPLIER.

SUPPLIER SHALL NOT BE LIABLE TO CUSTOMER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR SIMILAR DAMAGES ARISING OUT OF THE SALE OF THE PRODUCTS TO THE CUSTOMER, INCLUDING SUPPLIER’S DELIVERY OF THE PRODUCTS TO THE CUSTOMER, WHETHER BASED ON BREACH OF CONTRACT, TORT, WARRANTY, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE GROUNDS, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR BUSINESS INTERRUPTION, OR OTHER PECUNIARY LOSS.

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Default and Termination: The following constitute defaults by either party (each a “Default” and several, “Defaults”):

(i) any misrepresentation or materially inaccurate misstatement by Customer;

(ii) failure by one party to pay any undisputed amounts owing to the other party, which failure to pay continues for a period of seven (7) days after receipt of notice from the other party regarding such non-payment; or

(iii) failure by one party to perform any obligations, duties or responsibilities arising under the Documents, which failure to perform continues for a period of 30 days after receipt of notice from the other party.

Upon the occurrence of a Default, the non-defaulting party may terminate the Master Sales Agreement upon written notice to the defaulting party, but any such termination shall be without prejudice to any other legal remedy the non-defaulting party may have on account of such Default.

Waiver: Notwithstanding any other provision to the contrary, the failure of any party to enforce at any time any of the provisions of the Master Sales Agreement or these Standard Terms and Conditions shall not be construed to be a waiver of any such provision, nor affect the validity of the Documents or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach or Default under the Master Sales Agreement or these Standard Terms and Conditions shall be held to be a waiver of any other or subsequent breach or Default.

Indemnification: Customer or Supplier, as applicable (the “Indemnifying Party”), will indemnify and hold Supplier or Customer, as applicable, harmless, respectively (the “Indemnified Party”), against any loss, injury, damage, and costs (including reasonable attorney fees) directly caused by the Indemnifying Party’s malfeasance, gross negligence, breach of contract or breach of warranty. The amount paid by the Indemnifying Party under the foregoing indemnification obligation shall be reduced by the amount of any proceeds to which the Indemnified Party has a right to claim and receive under any insurance policy. Notwithstanding anything in this Agreement to the contrary, neither Supplier nor its successors or assigns, subsidiaries, affiliates, or representatives shall have any liability or responsibility in any manner whatsoever to Customer or its successors or assigns, subsidiaries, affiliates or representatives, for costs, expenses, or liabilities (including but not limited to claims, losses, actions, suits, judgments, damages, payments, obligations, settlements and attorneys’ fees (whether or not any of the foregoing result from or arise out of third party claims)) arising in any manner from the consumption of tobacco and/or cigarettes and/or tobacco related products (including but not limited to electronic cigarettes) (including but not limited to the buying of such products, the use of such products, or the consequences or effects (whether to the consumer or other persons) from the use of such products).

Notwithstanding anything else in this Agreement or otherwise, neither party will be liable to the other party or any other person or entity with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for any (a) consequential, special, incidental or indirect damages, (b) lost profits, lost business, interruption of use or lost or corrupted or inaccurate data, or (c) cost of procurement of substitute products, goods, services or technology. Both parties acknowledge and agree that the amounts payable under this Agreement are based in part upon the limitations set forth in this “Indemnification” paragraph and further agree that such limitations shall apply even if the remedies provided for in this Agreement fail of their essential purpose and even if either party has been advised of the possibility or probability of such damages.

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The Indemnifying Party shall, when requested to do so and given reasonable notice of the pendency of any suits, claims or demands that are subject to indemnity hereunder, assume the defense of the Indemnified Party entitled to indemnification against any such suits, claims or demands. The terms of this “Indemnification” paragraph shall survive the termination or cancellation of the Master Sales Agreement or the parties’ Customer-Supplier relationship.

Notice: All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand, by electronic mail or mailed, certified or registered mail, return receipt requested, with postage prepaid. Notices sent by electronic mail shall also be forwarded by hand or mail, however notice will be effective upon delivery by electronic mail. Unless otherwise changed by notice, notice shall be properly addressed to Customer and Supplier as follows:

Customer	Supplier
GPM Investments, LLC	Core-Mark International, Inc.
8565 Magellan Parkway, Suite 400	1144 Broadway Road
Richmond, Virginia, 23227	Sanford, North Carolina 27332
Chris Giacobone	Mark Davenport
cgiacobone@gpminvestments.com	mark.davenport@core-mark.com

with a copy to:
GPM Investments, LLC
8565 Magellan Parkway, Suite 400
Richmond, Virginia, 23227
Attn: General Counsel
mbricks@gpminvestments.com

Successors and Assigns: The Master Sales Agreement and these Standard Terms and Conditions shall inure to the benefit of and be binding upon the successors and assigns of the parties, except to the extent that the Master Sales Agreement has been terminated by Supplier due to an event specified in “Insolvency of Customer or Supplier” above.

Jurisdiction: The Documents will be governed by and construed in accordance with the laws of the State of Delaware, without regard to applicable choice of law. Customer and Supplier agree to the exclusive jurisdiction of the state or federal courts of Delaware for any dispute arising out of the sale of the Products or Custom Products by Supplier to Customer. Customer submits to the personal jurisdiction of such courts and hereby irrevocably submits, consents, and waives any objection to the jurisdiction and venue of such courts on the basis of venue, inconvenient forum, or otherwise.